Exhibit 99.2

Reconciliation of GAAP Financial Measures to Non-GAAP Financial
Measures for the Ten Months Ended September 30, 2002 Compared to the
Fiscal Year (Twelve Months) Ended December 1, 2001

All dollars presented below are stated in millions.

The Summary section on pages 24 to 25 of Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) of the 2002 Transition Report on Form 10-K (“2002 Form 10-K”) discussed the following non-GAAP financial measures:

2002

GAAP operating loss	$(32)
KCI litigation charge	250

Non-GAAP operating profit	$218

GAAP net revenues	$1,757

Non-GAAP operating profit as a percentage of net revenues	12.4%

The Operating (Loss) Profit section on pages 26 to 27 of MD&A of the 2002 Form 10-K discussed the following non-GAAP financial measures:

	2002	2001

GAAP Health Care operating (loss) profit	$(131)	$147
KCI litigation charge	250

Non-GAAP Health Care operating profit	$119	$147

GAAP Health Care sales	$689	$809
GAAP Health Care therapy rentals	268	339

GAAP Health Care net revenues	$957	$1,148

Non-GAAP Health Care operating profit as a percentage of net revenues	12.4%	12.8%

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